Exhibit 23.1

[RALPH E. DAVIS ASSOCIATES LETTERHEAD]

CONSENT OF
RALPH E. DAVIS ASSOCIATES, INC.

We hereby consent to the use of the name "Ralph E. Davis Associates, Inc." and the references to Ralph E. Davis Associates, Inc., and the inclusion of and references to our report, or information contained therein, dated November 4, 2004, prepared for Cadence Resources Corporation in the SB-2 Registration Statement, filed with the Securities and Exchange Commission on November 14, 2005.

Houston, Texas
November 14, 2005

RALPH E. DAVIS ASSOCIATES, INC.

Joseph Mustacchia, Jr.
Executive Vice-President